As filed with the Securities and         Registration Number 33-____________
 Exchange on June 26, 2001.




                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under

                          The Securities Act of 1933
                        JACK HENRY & ASSOCIATES, INC.
            (Exact name of Registrant as specified in its charter)

             Delaware                                  43-1128385
 (State or other jurisdiction of                    (I.R.S. Employer)
 incorporation or organization)                    Identification No.)

                      663 West Highway 60, P.O. Box 807
                           Monett, Missouri  65708
                                (417) 235-6652
   (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                           ------------------------
 Jack Henry & Associates, Inc. 401(k) Employee Stock Ownership Plan and Trust
                                 (the "Plan")
                           (Full title of the plan)
                           ------------------------

     Michael E. Henry, Chairman of the Board and Chief Executive Officer
                        JACK HENRY & ASSOCIATES, INC.
                        663 Highway 60, P.O. Box 807,
                           Monett, Missouri  65708
                                (417) 235-6652
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                                  Copies to:
   Robert T. Schendel, Esq.                       Mr. Kevin D. Williams
 Shughart, Thomson & Kilroy, P.C.                Chief Financial Officer
    Twelve Wyandotte Plaza                    Jack Henry & Associates, Inc.
 120 West 12th Street, Suite 1600           663 West Highway 60, P.O. Box 807
  Kansas City, Missouri  64105                    Monett, Missouri 65708


                       CALCULATION OF REGISTRATION FEE

   =========================================================================

                                    Proposed      Proposed
                                    maximum       Maximum
        Title of         Amount     offering      aggregate     Amount of
       securities to     to be      price per     offering     registration
       be registered   registered   share (1)     price(1)        on fee
   -------------------------------------------------------------------------

      Common Stock,    1,000,000     $28.76      $28,760,000      $7,190
      $.01 par value    shares

   =========================================================================

 (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low price of the Registrant's common stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on
     June 25, 2001.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.   Incorporation of Certain Documents by Reference.

      The following documents filed by Jack Henry & Associates, Inc. ("Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

      a. The Registrant's latest annual report on Form 10-K filed September 27, 2000, under the Securities Exchange Act of 1934 (the "Exchange Act").

      b. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000, filed on June 26, 2001.

      c. All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

      d. The description of the Registrant's common stock $.01 par value per share (the "Common Stock") which is contained in the registrant's registration statements filed under Section 12 of the Act, including any amendments or reports filed for the purpose of updating such descriptions.

 All documents  subsequently filed  by the  Registrant pursuant  to  Sections
 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.


 Item 4.   Description of Securities.

      The Registrant's Common Stock has been registered pursuant to Section 12 of the Act.


 Item 5.   Interests of Named Experts and Counsel.

      Not applicable.


 Item 6.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article Eleventh of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

      The Registrant has entered into indemnification agreements with its directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses incurred in connection with the defense or settlement of any proceeding brought against them by reason of the fact that they were directors or officers of the Registrant.

      The Registrant has in effect directors' and officers' liability insurance with a limit of $1,000,000 and fiduciary liability insurance with a limit of $1,000,000. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.


 Item 7.   Exemption from Registration Claimed.

      Not applicable.    No  restricted  securities  have  been  or  will  be
 reoffered or resold pursuant to this Registration Statement.


 Item 8.   Exhibits.

      The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.


 Item 9.   Undertakings.

      (1)  The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided,  however,   that   paragraph   (a)(1)(i)   and
                     (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
           1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
           Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monett, State of Missouri, on June 26, 2001.

                                 JACK HENRY & ASSOCIATES, INC.,
                                 Registrant



                                 By /s/  Michael E. Henry
                                    -----------------------------------------
                                    Michael E. Henry, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      The undersigned directors and officers of Jack Henry & Associates, Inc. each hereby constitute Michael E. Henry and Terry W. Thompson, and each of them, as our true and lawful attorneys with full power to sign any and all amendments to this Registration Statement in our names and in the capacities indicated below to enable Jack Henry & Associates, Inc. to comply with the requirements of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, on any and all amendments to this Registration Statement.



 /s/ Michael E. Henry   Chairman of the Board, Chief        June 26, 2001
 --------------------   Executive Officer and
 Michael E. Henry       Director


 /s/ Terry W. Thompson  President, Chief Operating          June 26, 2001
 ---------------------  Officer
 Terry W. Thompson


 /s/ Kevin D. Williams  Chief Financial Officer             June 26, 2001
 ---------------------  (Principal Accounting Officer)
 Kevin D. Williams


 /s/ John W. Henry      Vice Chairman, Senior Vice          June 26, 2001
 ---------------------  President and Director
 John W. Henry


 /s/ Jerry D. Hall      Executive Vice President and        June 26, 2001
 ---------------------  Director
 Jerry D. Hall


 /s/ James J. Ellis     Director                            June 26, 2001
 ---------------------
 James J. Ellis


 /s/ Burton O. George   Director                            June 26, 2001
 ---------------------
 Burton O. George


 /s/ George R. Curry    Director                            June 26, 2001
 ---------------------
 George R. Curry

                                 EXHIBIT INDEX
                                 -------------


 Exhibit
 Number                             Exhibit
 -------                            -------
  5.1 Opinion of Shughart Thomson & Kilroy, P.C. as to the legality of the securities

  5.2 Internal Revenue Service Determination Letter that the Plan is qualified under Section 401 of the Internal Revenue Code*

  23.1               Consent of Deloitte & Touche LLP



 * The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.